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EXHIBIT 11 -- COMPUTATION OF PER SHARE EARNINGS
CHAMPION HEALTHCARE CORPORATION

                                                             THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                                  JUNE 30,                              JUNE 30,
                                                          1995              1994                1995               1994
                                                    ---------------------------------      ---------------------------------
Primary:

Weighted average shares outstanding                      4,243,975          1,209,294           4,236,019          1,209,294
Net effect of dilutive  stock options and
    warrants--based on the treasury stock
    method using average market price (1)                      --                 --                  --                 --
                                                    --------------    ---------------      --------------      -------------


Total                                                    4,243,975          1,209,294           4,236,019          1,209,294
                                                    ==============    ================      =============      =============


Net (loss) income                                   $     (289,000)   $       757,000      $     (112,000)     $   2,230,000
Preferred stock dividend requirement                    (1,421,000)        (1,084,000)         (2,844,000)        (2,214,000)
Accretion of preferred stock issuance cost                 (68,000)           (53,000)           (136,000)           (80,000)
                                                    --------------    ---------------      --------------      -------------


Loss applicable to common stock                     $   (1,778,000)   $      (380,000)     $   (3,092,000)     $     (64,000)
                                                    ==============    ===============      ==============      =============


Loss before extraordinary item                      $         (.25)   $          (.31)     $         (.56)     $        (.05)

Extraordinary item                                            (.17)                --                (.17)                --
                                                    --------------    ---------------      --------------      -------------

   Loss per share                                   $         (.42)   $          (.31)     $         (.73)     $        (.05)
                                                    ==============    ===============      ==============      =============



Fully Diluted:

Weighted average shares outstanding                      4,243,975          1,209,294           4,236,019          1,209,294
Net effect of dilutive stock options and
    warrants--based on the treasury stock                3,945,620          2,184,503           3,945,620          2,184,503
    method using the year-end market price, if
    higher than average market price
Assumed conversion of Preferred Stock (2)                9,920,425          8,233,090           9,920,425          8,233,090
                                                    --------------    ---------------      --------------      -------------


Total                                                   18,110,020         11,626,887          18,102,064         11,626,887
                                                    ==============    ===============      ==============      =============


Net (loss) income                                   $     (289,000)   $       757,000      $     (112,000)     $   2,230,000
Interest reduction, net of tax effect                      465,000            249,000             930,000            498,000
                                                    ==============    ===============      ==============      =============


Income applicable to common stock                   $      176,000    $     1,006,000      $      818,000      $   2,728,000
                                                    ==============    ===============      ==============      =============


Income before extraordinary item                    $          .05    $           .09      $          .09      $         .23

Extraordinary item                                            (.04)                --                (.04)                --
                                                    --------------    ---------------      --------------      -------------

   Income per share                                 $          .01    $           .09      $          .05      $         .23
                                                    ==============    ===============      ==============      =============


(1) The effect of options was anti-dilutive for the quarter and six months ended June 30, 1995 and 1994.

(2)  At June 30, 1995 and 1994, the Company had 10,408,285 and 9,564,609 shares of preferred stock outstanding, respectively.